Exhibit 10(e)(2)


                           WARNER INSURANCE SERVICES, INC.
                                 17-01 Pollitt Drive
                             Fair Lawn, New Jersey  07410



                                             June 7, 1995


          Mr. Harvey Krieger
          12 Vaughn Drive
          Ramsey, New Jersey  07446

                    Re:  AMENDMENT TO EMPLOYMENT AGREEMENT
                         ---------------------------------

          Dear Mr. Krieger:

                    Reference is made to the Employment Agreement, dated as of November 1, 1992 (the "Employment Agreement"), between Harvey Krieger (the "Executive") and Warner Insurance Services, Inc., a Delaware corporation (the "Company"). The Executive and the Company desire to amend the Employment Agreement (i) to change the Executive's position provided thereunder, (ii) to change the expiration date of the Employment Agreement, (iii) to change the Executive's duties provided thereunder, and (iv) to decrease by fifteen percent (15%) the annual base compensation of the Executive provided thereunder.

                    1. The first WHEREAS clause of the Employment Agreement is hereby amended in its entirety to read as follows:

                         "WHEREAS, the Company desires to
                    continue to engage the services of the
                    Executive as Chairman of the Board of
                    Directors of the Company, and the Executive desires to render such services:"

                    2. Section 1 of the Employment Agreement is hereby amended in its entirety to read as follows:

                         "1.  Employment.  The Company hereby
                              ----------
                    retains the Executive as Chairman of its Board of Directors, and Executive hereby accepts such employment, all upon and subject to the terms and conditions hereinafter set forth."

                    3. Section 2 of the Employment Agreement is hereby amended in its entirety to read as follows:

                         "2.  Term.  The term of the Executive's
                              ----
                    employment under this Agreement shall commence on November 1, 1992 and shall continue to May 31, 1996 and from year to year thereafter for annual terms (the "Employment Term"); provided, however, either party may terminate this Agreement on May 31, 1996 or on any May 31 thereafter by not less than sixty (60) days' written notice to the other prior to the renewal date."

                    4. Subsection (a) of Section 3 of the Employment Agreement is hereby amended in its entirety to read as follows:

                         "3.  Duties.
                              ------

                         (a)  The Executive will render his
                    services to the Company as Chairman of the Company's Board of Directors and shall perform the duties and services incident to such position as may be assigned to him from time to time by the Board of Directors of the Company. In addition, the Executive will hold, without additional compensation therefor, such other offices and directorships in the Company or any subsidiary of the Company to which, from time to time, he may be appointed or elected."

                    5. Subsection (a) of Section 4 of the Employment Agreement is hereby amended in its entirety to read as follows:

                         "4.  Compensation; Benefits.
                              ----------------------

                         (a)  In consideration of the services to
                    be rendered by the Executive hereunder,
                    including, without limitation, any services rendered by him as an officer or director of the Company or any subsidiary of the Company, the Company agrees to pay the Executive, and the Executive agrees to accept as compensation a salary at the annual rate of not less than Three Hundred Twenty-Seven Thousand Five Hundred Ninety Dollars ($327,590), payable in accordance with the Company's normal payroll policies. In addition, the Executive shall be entitled to vacations, sick leave and fringe benefits in accordance with Company policies and plans from time to time in effect for executive officers of the Company, which shall include the use of a Company car.

                    Except as above modified, the Employment Agreement shall continue in full force and effect. Please indicate your agreement to the foregoing amendments to the Employment Agreement by executing the acknowledgment to this letter in the space provided below.

                                   Very truly yours,

                                   WARNER INSURANCE SERVICES, INC.


                                   By: /s/ Bradley J. Hughes
                                      -------------------------------
                                      Name: Bradley J. Hughes
                                      Title: Vice President, Finance and
                                             Administration and Chief
                                             Financial Officer


          ACKNOWLEDGED AND AGREED TO AS
          OF THE 1ST DAY OF JUNE, 1995


             /s/ Harvey Krieger
          -----------------------------
               Harvey Krieger